Exhibit 99.1

COINSTAR ANNOUNCES $50 MILLION ACCELERATED SHARE REPURCHASE

BELLEVUE, Wash.—February 16, 2011—Coinstar, Inc. (NASDAQ: CSTR) today announced that it has entered into a letter agreement for an accelerated share repurchase transaction (“ASR Agreement”) with Morgan Stanley & Co. Incorporated to repurchase an aggregate of approximately $50 million of Coinstar common stock. This repurchase is made under the previously announced up to $74.5 million share repurchase authorization by Coinstar’s Board of Directors. Pursuant to the terms of the ASR Agreement, Coinstar will receive an initial delivery of 377,660 shares of its common stock from Morgan Stanley & Co. Incorporated. The actual number of shares that Coinstar repurchases under the ASR Agreement generally will be based on a discount to the volume-weighted average prices of Coinstar’s common stock during applicable valuation periods of the ASR Agreement, which may extend into mid-May 2011 or conclude earlier at the option of Morgan Stanley & Co. Incorporated (but not earlier than mid-March 2011).

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 30,200 DVD kiosks and 18,900 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “forecast,” “intend,” “anticipate,” “goals,” “guidance,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include, among other things, statements regarding Coinstar, Inc.’s potential repurchase of up to $74.5 million of its common stock (including the approximately $50 million repurchase of common stock under the ASR Agreement from Morgan Stanley & Co. Incorporated) and the timing and number of shares repurchased from Morgan Stanley & Co. Incorporated. Forward-looking statements are not guarantees of performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the market price of Coinstar, Inc.’s common stock during and after the term of the ASR Agreement; the ability of Morgan Stanley & Co. Incorporated to buy or borrow shares of Coinstar, Inc.’s common stock; the completion of the share repurchase within the proposed timing or at all; the uncertainty regarding the amount and timing of future share repurchases by Coinstar, Inc. and the source of funds for such purposes; the risk of adverse conditions in the financial markets that could cause a loss of our cash, cash equivalents and investments; the terms and conditions of the ASR Agreement; and other corporate transactions or activities, including by third parties, that may affect the expected results of share repurchase. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect performance (including future results), please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com